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                                                             Exhibit 10(viii)(a)

                                  BORDEN, INC.
                         1996 MANAGEMENT INCENTIVE PLAN
                         ------------------------------

                                  PLAN OVERVIEW
                                  -------------

The objectives of the Management Incentive Plan are to align performance and rewards and provide competitive, total cash compensation. The key performance criteria which will be recognized under this plan are: financial performance for Borden, Inc. and individual critical measurements which impact the advancement of the organization.

TARGET INCENTIVE

Each participant will have a target incentive opportunity, stated as a percentage of salary. The target incentive opportunity will be based on financial performance measures accounting for 70% of the target incentive and critical measurements accounting for 30% of the target incentive opportunity. Based on actual performance, an award can be at, above, or below the target incentive opportunity.

         FINANCIAL PERFORMANCE - 70% OF TARGET INCENTIVE

         There are two portions to the financial performance measures: 1) EBITDA defined as earnings before interest and taxes plus depreciation and amortization, and 2) asset management defined as the 13 month average compared to the established asset management budget. EBITDA will be the basis for determining the financial performance award and asset management will be used to adjust that award.

         CRITICAL MEASUREMENTS - 30% OF TARGET INCENTIVE

         Each participant will have two to four individual critical measurement goals consistent with the desired advancement of Borden, Inc. performance, which will determine 30% of the target incentive award.


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TOTAL AWARD

The total award given to a participant is based on actual results achieved using the sum of the financial performance award (EBITDA adjusted by asset management performance), plus individual performance on critical measurement goals.

               MANAGEMENT INCENTIVE PROGRAM - DETAILED INFORMATION
               ---------------------------------------------------

                                TARGET INCENTIVE

The annual target incentive opportunity for each participant is stated as a percentage of salary (on December 31 of the plan year). Actual financial performance and critical measurement performance will determine if awards are paid at, above or below the established target incentive opportunity. The two performance categories are weighted to focus participants on the appropriate measures. Financial performance is weighted at 70% and critical measurement goals at 30% of the target incentive opportunity.

             Example:

             Salary:                                     $70,000
             Annual Incentive Target:                    20%
             Incentive Target:                           $14,000 (20% of $70,000)
             Financial Award:

                     EBITDA (at budget):                 $  9,800 (70% of $14,000)
                     Asset Management:                   $  0 (Asset Management at budget - no adjustment)
             Critical Measurement Award:                 $  4,200 (30% of $14,000)





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                       BORDEN, INC. FINANCIAL PERFORMANCE

The financial performance portion of the target incentive for Borden, Inc. is based on an established EBITDA budget which is defined as earnings before interest and taxes, plus depreciation and amortization. A financial performance award is paid only if actual EBITDA reported is at least 80% of the established Borden, Inc. EBITDA budget. If actual financial performance is at 120% of EBITDA budget, the maximum financial performance award will be paid.

DETERMINING FINANCIAL AWARD BASED ON EBITDA

The primary basis for determining the financial award will be actual EBITDA relative to the approved EBITDA budget. EBITDA has been selected because it provides a measure of earnings that reflects performance of our business on a day-to-day basis, since it excludes financing and tax considerations.

The following procedures will be followed in determining the financial performance award based on EBITDA:

         - EBITDA will be adjusted for accounting policy changes dictated by the U.S. Securities and Exchange Commission (SEC), the U.S. Financial Accounting Standards Board (FASB) or the Borden, Inc. Chief Financial Officer.

         - Special situations such as a provision for the sale or closing of a plant or business may be proposed for exclusion.


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The relationship between the financial performance award relative to actual
EBITDA performance is as follows:

                        PERCENT OF BUDGET            PERCENT OF TARGET
                        EBITDA ACHIEVED              AWARD EARNED
Threshold               80%                          50%
Budget                  100%                         100%
Maximum                 120%                         200%


         - If the EBITDA budget is achieved, the financial performance award at the target incentive level will be paid.

         - If a minimum of 80% of the EBITDA budget is not achieved, no financial performance award will be paid.

         - If 80% of EBITDA is achieved, 50% of the financial performance award will be paid.

         - If 120% of EBITDA is achieved, the financial performance award of 200% of target incentive will be paid. Since the financial component of the award equals 70% of the target, this means that up to 140% of target can be earned based on financial results.

         - Based on actual EBITDA performance compared to the EBITDA budget established for Borden, Inc., the participant's incentive award will be interpolated when performance is between minimum (80%) and target (100%) , or target (100%) and maximum (120%) performance based on the above table.


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
              Example:

              Actual EBITDA Performance:                  110% (halfway between EBITDA budget and 120% maximum)
              Incentive Level:                            150% (halfway between target and maximum opportunity)
              Financial Incentive Award:                  $14,700 (150% of $9,800)

ADJUSTING FINANCIAL AWARD BASED ON ASSET MANAGEMENT

Once your financial award based on EBITDA has been determined, it will be subject to an adjustment based on asset management performance, where actual asset management is compared to budgeted asset management.

The following procedures will be used in measuring asset management:

         - Assets will be defined as follows: total assets (fixed assets net of depreciation plus current assets) minus intangibles (goodwill and other), minus cash, and minus current liabilities (except for income taxes, drafts payable and debt).

         - Asset management will be computed on a 13-month average, from December 1995 through December 1996.

If actual asset management is at the budgeted level, then the financial performance award determined based on EBITDA will not be affected. However, if actual asset management performance deviates from budget, the financial award will be adjusted up to a maximum of plus or minus 20%, depending on the extent of the deviation from the budgeted level.


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The following relationship will be used to determine the asset management adjustment:

                     PERCENT OF BUDGET             INCENTIVE PERCENT
                     NET ASSETS ACHIEVED           ADJUSTMENT
Threshold            110%                          -20%
Budget               100%                            0%
Maximum               90%                          +20%


         - If asset management is at budget, no adjustment will be made in the financial performance award.

         - For every 1% that asset management performance exceeds budget, the financial performance award will decrease by 2%, to a maximum of -20% for asset management that is 10% or more above budget.

         - For every 1% that asset management performance is below budget, the financial performance award will increase by 2%, to a maximum of +20% for asset management that is 10% or more below budget.

         - If both EBITDA and asset management performance is achieved at the maximum level, the maximum financial performance award available is 168% of target (20% asset management adjustment of a 140% maximum EBITDA award).

                     Example:
                     EBITDA Incentive:                           $14,700 (for EBITDA at 110% of budget)
                     Asset Management Performance:               4% below budget
                     Financial Award Adjustment:                 +8% (+2% for every 1% that assets are below budget)
                     Asset Management Award Amount:              $1,176 (8% of $14,700)


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                           CRITICAL MEASUREMENTS AWARD

As mentioned previously, 30% of the target incentive opportunity is based on the participant's performance on critical measurements. Unlike EBITDA and asset management, which are measured at the Borden, Inc. level, critical measurement results are measured separately for each participant. Participants can receive incentive payments for critical measurements in one of two ways:

         1)       When a minimum level of 80% of EBITDA is achieved, OR

         2) Through establishment of a critical measurement incentive pool if 80% of EBITDA is not achieved.

The critical measurements for each participant will be consistent and mutually supportive for those within a unit. Each participant will establish goals on two to four critical measures, which are expected to contribute to the sustained future success of the business and can be measured objectively. Examples of critical measurement categories include (but are not limited to):

                           -        Improved reporting system
                           -        Quality
                           -        Customer satisfaction
                           -        New financial control system

The process for setting goals on the critical measurements will start with the Chief Executive Officer and his direct reports. These approved goals will provide a framework for all participants to develop their critical measurements. Consistent focus of critical measurements is important and therefore, managers will assign weights to each of the critical measurements so that the some of the weights adds to the 30% critical measurement target award.

At the end of the year, the critical measurement assessment will start with the Chief Executive Officer and his direct reports. Assessment of critical measurements for all other participants is expected to be generally consistent with that of the top executives, with allowance for a range of individual outcomes within a unit. After top management's assessments are completed, each of the participants will be evaluated by their manager, who will determine the impact on the incentive award. While the goals will have objective indicators of success, there will also be managerial judgment regarding the degree to which the strategic positioning of the company was improved, neutral or impeded during the year.


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WHEN A MINIMUM LEVEL OF 80% EBITDA IS ACHIEVED

The process for determining awards will be as follows:

         - If the critical measurement goals are achieved as expected, target awards will be paid.

         - If the critical measurement goals are not fully met, a partial or no critical measurement award may be paid, depending on the degree of shortfall.

         - If the critical measurement goals are exceeded, higher critical measurement awards may be paid.

         - If exceptional performance on the critical measurements is achieved, the maximum critical measurement award available is 60% (200% of the 30% target).

                      Example:
                      Critical Measurement Award Target:                  $4,200 (30% of target incentive)
                      Management Evaluation:                              Exceeds Expectations
                      Award Determination:                                125%
                      Critical Measurement Award Amount:                  $5,250 (125% of $4,200)


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ESTABLISHMENT OF A CRITICAL MEASUREMENT POOL - 80% OF EBITDA NOT ACHIEVED

As previously indicated, the amount of incentive awards that can be paid to all Borden, Inc. participants based on critical measurements is not constrained when at least 80% of the EBITDA budget is achieved. However, if 80% of the EBITDA budget is not met, a critical measurement pool will be created in accordance with the following schedule:

                                               CRITICAL
                                               --------
          % ACHIEVEMENT                     MEASUREMENT POOL
          -------------                     ----------------
             OF EBITDA                   AS A % OF TOTAL BORDEN
             ---------                   ----------------------
              BUDGET                        INCENTIVE AWARD
              ------                        ---------------
                79                           28% of Target
                78                           26% of Target
                77                           24% of Target
                76                           22% of Target
                75                           20% of Target
                74                           18% of Target
                73                           16% of Target
                72                           14% of Target
                71                           12% of Target
            70 or below                      10% of Target

From this pool, critical measurement awards may be issued to individuals based on their performance relative to their critical measurements. Any one individual can receive an award from 0 up to 60% of target incentive. However, the awards made by Borden, Inc. may not exceed the total dollars available in the critical measurement pool.


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
                  Example of critical measurement pool for all Borden, Inc., participants:
                  Total of all target incentive awards:               $1,000,000
                  Actual EBITDA Performance:                                   79% (of budget)
                  Critical Measurement Pool %:                                 28% (from table)
                  Critical Measurement Pool:                          $  280,000 (28% of $1,000,000)



                                   TOTAL AWARD

The total incentive award is the sum of the financial performance award (comprised of EBITDA plus asset management performance) and the critical measurement award.

         - If performance is below the minimum acceptable level for all components, awards will not be paid.

         - If the financial performance components of EBITDA and asset management are achieved at budget and the critical measurements are achieved as expected, awards will be paid at the target incentive level.

         - The maximum available award is 228% of the target incentive opportunity:

                                    Financial performance award:                 140% EBITDA (200% of  70% target)
                                                                                  28% Asset Management (20% of 140% EBITDA)
                                    Critical measurements award:                  60% (200% of 30% target)






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                   Total Award Example:

                   Total Award = Financial Performance + Critical Measurement
                                 Award
                   Total Award = (EBITDA Award + Asset Management Award) +
                                 Critical Measurement Award
                   Total Award = ($14,700 + $1,176) + $5,250
                   Total Award = $21,126

AWARD PAYMENT

Award payments are subject to the following :

         - Participants may elect to receive awards as a cash payment or defer all or a portion of incentive compensation. See separate Statement of Preference form to elect deferral of compensation.

         - All participants who elect cash payments will receive awards net of all required federal, state and local taxes

If you have any questions concerning this incentive program, contact your manager or your Human Resource Manager.


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                   BORDEN, INC. 1996 MANAGEMENT INCENTIVE PLAN
                            ADMINISTRATIVE GUIDELINES
                            -------------------------

1.  Base Salary for Bonus Calculations
    ----------------------------------

         December 31, 1996 Annual Base Salary will be used to calculate the incentive

2.  Eligibility
    -----------

         To be eligible to receive an incentive award under the program, you must be an active associate as of the end of the measurement period (i.e., December 31, 1996). The only exceptions to this rule are detailed below under item number 5.

3.  Pro-Rata Eligibility
    --------------------

         Where incentives are to be paid for partial periods, the incentive will be calculated on a pro-rata basis. Eligibility for pro-rata payments is detailed in items number 4, 5, and 6 below. Pro-rata calculations will be done on whole months only.

4.  New Hires, Transfers or Promotions During the Incentive Period
    --------------------------------------------------------------

         For New Hires or participants added to the Plan in the first through third quarters, the bonus will be calculated on a pro-rated basis from the date of hire, but only in whole months. Fourth quarter New Hires will not be eligible for an award.

         For Promotions and Transfers, the bonus will be pro-rated from the date of promotion or transfer in whole months. This proration will apply to both changes in target incentive percentage and to changes in goals.

         For all pro-rations under this item, effective dates as of the first through the fifteenth of the month will count the full month. Effective dates as of the sixteenth through the last day of the month will not include that month in the pro-ration calculation.


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5.  Termination During the Incentive Period
    ---------------------------------------

         If it is a Voluntary Termination, no bonus will be earned.

         If it is an Involuntary Termination due to unsatisfactory performance or cause, no bonus will be earned. Note: Achieving business results at the expense of violations of laws, regulations or business ethics or allowing any individuals to behave in this manner will be considered cause for termination.

         If it is an Involuntary Termination due to job elimination or reorganization, the bonus will be paid, if earned, on a pro-rated basis as of the termination date. Termination effective on the first through the fifteenth of the month will not include the termination month in the pro-rata calculation. Terminations effective on the sixteenth through the last day of the month will include the termination month in the pro-rata calculation. Payments will be made at the same time as they are made to participants who continue to work for the Company through the end of the year.

6.  Death or Disability During the Incentive Period
    -----------------------------------------------

         The incentive earned as of the date of death will be paid, on a pro-rated basis, to the estate of the participant at the same time payments are made to associates who continue to work for the Company through the end of the year.

         Disabilities of 30 days or less will not have an impact on the participant's ability to continue to be eligible for an incentive.

         If a disability lasts more than 30 days, then the incentive will be earned only for the period worked. The period worked will be determined on a pro-rated basis up until the date of disability and from the date of return to work. The pro-ration will operate in whole months where the first through the fifteenth as the date of disability will not count the month and the sixteenth through the end of the month as the date of disability will count the month; and where the first through the fifteenth as the date of return to work will count the month and the sixteenth through the end of the month as the date of return to work will not count the month. Incentive payments will be made at the same time as they are made to participants who work full-time for the Company through the end of the year.


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7.  Adding Participants to the Plan
    -------------------------------

         New participants will be added to this program during the year as recommended by the Senior Vice President Human Resources or Director Compensation and Benefits and approved by the Chief Executive Officer. The criteria for participation will be based on both similar job classification as the list of current participants in this program and a responsibility level commensurate with the participant's ability to influence goal outcomes. Approval will be required for both the addition of a participant to the program and the proposed participant's target incentive level.

8.  Timing of Payments
    ------------------

         Bonus awards will be paid as quickly after the end of 1996 as possible. Financial results will need to be finalized as appropriate by the Borden, Inc. Controller and the independent auditors before bonuses can be calculated and paid.

9.  Financial Adjustments
    ---------------------

         Actual financial results as reported on a GAAP basis will be utilized for incentive award calculation with the following exceptions:

         - Special situations, such as a provision for the sale or closing of a plant or business, may be proposed for exclusion IF THE PROPOSAL IS PRESENTED WHEN THE CHARGE IS TAKEN. Exclusions will need to be approved by the Borden, Inc. Chief Executive Officer and Chief Financial Officer.

         - Accounting policy changes dictated by the U.S. Securities and Exchange Commission (SEC), the U.S. Financial Accounting Board
                  (FASB), or the Borden, Inc. Chief Financial Officer may be proposed for exclusion IF THE PROPOSAL IS PRESENTED WHEN THE CHANGE IS MADE. Exclusions will need to be approved by the Borden, Inc. Chief Executive Officer and Chief Financial Officer

         - If earnings were achieved in ways that are considered undesirable (such as reducing budgeted advertising expenditures where this would hurt the business), an adjustment may be made at the discretion of the Borden, Inc. Chief Executive Officer.


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10.  All Plan Payments Subject to Discretion
     ---------------------------------------

         Notwithstanding the attainment of financial results, or part or all of the goals, all awards under the Plan are subject to the approval of the Chief Executive Officer of Borden, Inc.


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